Exhibit 99.B(j)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 29, 2026, with respect to the financial statements of the SEI Exchange Traded Funds, comprised of the SEI QiM U.S. Large Cap Quality Active ETF (formerly, SEI Enhanced U.S. Large Cap Quality Factor ETF), SEI QiM U.S. Large Cap Momentum Active ETF (formerly, SEI Enhanced U.S. Large Cap Momentum Factor ETF), SEI QiM U.S. Large Cap Value Active ETF (formerly, SEI Enhanced U.S. Large Cap Value Factor ETF), SEI QiM U.S. Large Cap Low Volatility Active ETF (formerly, SEI Enhanced Low Volatility U.S. Large Cap ETF), SEI Select Emerging Markets Equity ETF, SEI Select International Equity ETF, SEI Select Small Cap ETF, and SEI Dbi Multi-Strategy Alternative ETF, incorporated herein by reference, and to the references to our firm under the heading “Financial Highlights” in the Prospectuses and under the heading “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
July 29, 2026